Exhibit 99.1


Financial Statements of Electronic Commerce Systems, Inc. for the Year ended December 31, 2003


ELECTRONIC COMMERCE SYSTEMS, INC.
INDEX TO FINANCIAL STATEMENTS

                                                                            Page

Report of Independent Registered Public Accounting Firm                       1

Balance Sheet as of December 31, 2003                                         2

Statement of Operations for the Year Ended December 31, 2003                  3

Statement of Stockholders' Deficit for the Year Ended
  December 31, 2003                                                           4

Statement of Cash Flows for the Year Ended December 31, 2003                  5

Notes to financial statements                                                 6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders' of Electronic Commerce Systems, Inc. Atlanta, Georgia

We have audited the accompanying balance sheet of Electronic Commerce Systems, Inc. as of December 31, 2003 and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Electronic Commerce Systems, Inc. at December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
New York, New York
August 13, 2004

ELECTRONIC COMMERCE SYSTEMS, INC.
Balance Sheet
December 31, 2003


ASSETS

Current Assets :
 Cash                                                         $    44,404
 Accounts receivable (net of allowance
  for doubtful accounts of $8,116)                                271,955
 Prepaid expenses                                                   1,208
                                                              -----------

  Total current assets                                            317,567

Property and equipment, net                                        80,320

Other assets                                                          760
                                                              -----------

  Total assets                                                $   398,647
                                                              ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
 Accounts payable (including amounts
  to a related party of $15,083)                              $    33,439
 Accrued expenses                                                  25,230
 Loans from shareholders                                          432,500
 Accrued interest on loans from
  shareholders                                                     96,716
 Deferred revenue                                                  69,458
 Capital lease obligations                                          3,056
                                                              -----------
  Total current liabilities                                       660,399
                                                              -----------

Commitments and contingencies

Stockholders' Deficit:
 Preferred stock, no stated value,
  5,000,000 shares authorized, none
  issued or outstanding                                              --
 Common stock, no stated value, 25,000,000
  shares authorized, 20,796,564 shares
  issued and outstanding                                        1,376,713
 Additional paid-in capital                                          --
 Accumulated deficit                                           (1,638,465)
                                                              -----------
  Total stockholders' deficit                                    (261,752)
                                                              -----------

  Total liabilities and stockholders' deficit                 $   398,647
                                                              ===========

                 See accompanying notes to financial statements.

ELECTRONIC COMMERCE SYSTEMS, INC.
Statement of Operations
Year Ended December 31, 2003


Revenues:

 Services                                                  $ 1,567,070
 Software and other                                            203,739
                                                           -----------
  Total revenue, net                                         1,770,809

Cost of revenues:
 Services                                                      553,778
 Software and other                                             51,573
                                                           -----------
  Total cost of revenues                                       605,351
                                                           -----------

Gross margin                                                 1,165,458
                                                           -----------

Operating expenses:
 Selling and marketing                                         316,082
 Product development and enhancement                           225,488
 General and administrative (excluding
 non-cash charges of $39,428)                                  673,772
 Non-cash charges for stock-based
 compensation                                                   39,428
                                                           -----------
  Total operating expenses                                   1,254,770
                                                           -----------

  Operating loss                                               (89,312)

Other expense
 Interest expense                                               54,317
                                                           -----------

Net loss                                                   $  (143,629)
                                                           ===========

                 See accompanying notes to financial statements.

ELECTRONIC COMMERCE SYSTEMS, INC.
Statement of Stockholders' Deficit
Year Ended December 31, 2003


                                                 Common Stock            Additional
                                        ------------------------------     paid-in    Accumulated
                                           Shares             Amount       capital      Deficit          Total
                                        -----------        -----------   ----------   ------------    -----------

Balance - January 1, 2003                20,676,564        $ 1,337,285       --       $(1,494,836)    $  (157,551)
Common stock issued to directors            120,000             30,000       --            --              30,000
Issuance of compensatory stock options         --                9,428       --            --               9,428

Net loss                                       --                 --         --          (143,629)       (143,629)
                                        -----------        -----------   ----------   -----------     -----------
Balance - December 31, 2003              20,796,564          1,376,713       --        (1,638,465)       (261,752)
                                        ===========        ===========   ==========   ===========     ===========


                 See accompanying notes to financial statements.

ELECTRONIC COMMERCE SYSTEMS, INC.
Statement of Cash Flows
Year Ended December 31, 2003


Cash flows from operating activities:
Net Loss                                                       $(143,629)
  Adjustments to reconcile net loss to
  net cash provided by operating activities:
   Depreciation and amortization                                  85,867
   Non-cash charges for equity
    instruments issued for compensation                           39,428
   Change in assets and liabilities
     Accounts receivable                                          60,366
     Prepaid expense                                               1,871
     Accounts payable                                             (3,274)
     Deferred revenue                                            (20,051)
     Accrued expenses                                              1,980
                                                               ---------
       Net cash provided by operating activities                  22,558
                                                               ---------

Cash flows from investing activities:
  Capital expenditures                                           (28,077)
                                                               ---------
       Net cash used in investing activities                     (28,077)
                                                               ---------

Cash flows from financing activities:
   Repayments of loans to shareholder                            (17,500)
   Payments of capital lease obligations                         (11,328)
                                                               ---------
       Net cash used in financing activities                     (28,828)
                                                               ---------

       Net decrease in cash                                      (34,347)
                                                               ---------

   Cash, beginning of year                                        78,751
                                                               ---------
   Cash, end of year                                           $  44,404
                                                               =========

Supplemental disclosure of cash flow information:
   Cash paid for interest during the year                      $  14,884


                 See accompanying notes to financial statements.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


1.          ORGANIZATION AND NATURE OF BUSINESS

            Electronic Commerce Systems, Inc. ("ECS" or the "Company") offers ongoing EDI compliance within e-business solutions to suppliers.

            ECS provides Internet-based services, software, and service bureau services for the e-commerce business-to-business communication services market. NetVAN, our global Internet-based value added network, or VAN, provides supply chain connectivity solutions for electronic data interchange, or EDI, and e-commerce and offers users a vehicle to securely send and receive files of any format and size.

2.          SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

            Revenue recognition:

            The Company derives revenue from subscriptions to its NetVan service and web applications, which includes transaction, mailbox and fax transmission fees. The subscription fees are comprised of both fixed and usage-based fees. Fixed subscription fees are recognized on a pro-rata basis over the subscription period, generally one year. Usage fees are recognized in the period the services are rendered. The Company also derives revenue through implementation fees, interconnection fees and by providing data mapping services to its customers. Implementation fees are recognized over the life of the subscription period. Mapping and interconnection fees are recognized when services are rendered.

            The Company also generates revenue from EDI services including data translation services, purchase order and invoice processing from EDI-to-print and print-to-EDI, UPC services, including UPC number generation, UPC catalog maintenance and UPC label printing. The Company also derives revenue from software licensing and provides software maintenance and support. Revenue from EDI services and UPC services is recognized when the services are provided.

            The Company accounts for its EDI software license sales in accordance with the American Institute of Certified Public Accountants' Statement of Position 97-2, "Software Revenue Recognition", as amended ("SOP 97-2"). Revenue from software licenses is recognized when all of the following conditions are met:
            (1) a non-cancelable, non-contingent license agreement has been signed; (2) the software product has been delivered; (3) there are no material uncertainties regarding customer acceptance; and (4) collection of the resulting receivable is probable. Revenue from software maintenance and support contracts is recognized ratably over the life of the contract, which is generally one year.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


2.          SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

            In addition, SOP 97-2 generally requires that revenue from software arrangements involving multiple elements be allocated among each element of the arrangement based on the relative fair values of the elements, such as software licenses, post contract customer support, installation or training. Furthermore, SOP 97-2 requires that revenue be recognized as each element is delivered and the Company has no significant performance obligations remaining. The Company's multiple element arrangements generally consist of a software license and post contract support. The Company allocates the aggregate revenue from multiple element arrangements to each element based on vendor specific objective evidence. The Company has established vendor specific objective evidence for each element as it sells both the software and post contract customer support independent of multiple element agreements. Customers are charged standard prices for the software and post contract customer support; these prices do not vary from customer to customer.

            If the Company enters into a multiple element agreement where vendor specific objective evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until all elements of the arrangement are delivered.

            Service revenue from maintenance contracts is recognized ratably over the term of the maintenance contract, on a straight-line basis. Other service revenue is recognized at the time the service is performed.

            Deferred revenue:

            Deferred revenue is comprised of deferrals for subscription fees and maintenance associated with contracts for which amounts have been received in advance of services to be performed or prior to the shipment of software.

            Depreciation and amortization:

            Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, generally three to seven years.

            Software development costs:

            The Company capitalizes software development costs under the provisions of either Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") or Statement of Financial Accounting Standards No. 86, "Computer Software to be Sold, Leased, or Otherwise Marketed" ("SFAS 86"), based on the intended use of the software.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


2.          SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

            The Company capitalizes the costs of acquiring, developing and testing software to meet the Company's internal needs. Under the provisions of SOP 98-1, the Company capitalizes costs associated with software developed or obtained for internal use when both the preliminary project stage is completed and management has authorized further funding for the project which it deems probable will be completed and used to perform the function intended. The Company capitalizes the costs of computer software to be sold or otherwise marketed in accordance with the provisions of SFAS 86. Costs related to the conceptual formulation and design of software are expensed as product development. Costs incurred subsequent to the establishment of technological feasibility are capitalized. Capitalization of costs ceases when the product is available for general release to customers. Costs related to new products and enhancements to existing products incurred after the establishment of technological feasibility have not been significant.

            Capitalized costs include only external direct costs of materials and services consumed in developing or obtaining internal-use and software to be sold. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended use. At December 31, 2003, costs associated with the development of internal use software have been capitalized in the amount of $237,179, of which $21,584 was capitalized during the year ended December 31, 2003. Internal use software development costs are amortized using the straight-line method over a three-year period. Amortization of internal-use software development costs amounted to $53,022 for the year ended December 31, 2003.

            Stock-based compensation:

            The Company accounts for stock-based compensation with its employees using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees: and complies with the disclosure provisions of SFAS 123 "Accounting for Stock-Based Compensation" ("SFAS 123). SFAS 123 establishes a fair-value method of accounting for stock based compensation plans. Stock-based awards to non-employees are accounted for at fair value in accordance with the provisions of SFAS 123. Had the compensation cost for the Company's stock options grants to employees been determined based on the fair value at the grant dates of awards consistent with the fair value method of SFAS 123, the Company's net loss would have changed to the pro forma amounts indicated below:

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


2.          SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)


            Net loss, as reported                        $(143,629)
            Add: Stock-based employee
             compensation expense included in
             reported net loss, net of related
             tax effects                                    39,428
            Deduct: Total stock-based employee
             compensation expense determined under
             fair value based method for all awards,
             net of related tax effects                    (39,998)
                                                         ---------
            Pro forma net loss                           $(144,199)
                                                         =========

            Income taxes:

            Deferred income taxes are determined by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. A valuation allowance is provided based on the weight of available evidence, if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

            Use of estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include the fair value of equity securities underlying stock based compensation, the realizability of deferred tax assets and long-lived assets, and depreciation and amortization.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


2.          SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

            Impairment of long-lived assets:

            Long-lived assets of the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Management also reevaluates the periods of amortization of long-lived assets to determine whether events and circumstances warrant revised estimates of useful lives. When such events or changes in circumstances occur, the Company tests the long-lived asset for impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset, the Company would recognize an impairment loss. The amount of the impairment loss is determined by comparing the carrying value of the long-lived asset to the present value of the net future operating cash flows to be generated by the asset.

            Fair Value of Financial Instruments:

            The carrying value of financial instruments at December 31, 2003, which include accounts receivable, accounts payable, accrued expenses and loans from shareholders and capital lease obligations, approximates their fair value due to their short maturities.

            Recent Accounting Pronouncements:

            In July 2001, the Financial Accounting Standard Board ("FASB") issued SFAS 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Management adopted this standard on January 1, 2003. The adoption of this standard did not have any impact on the Company's financial position or results of operations.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


2.          SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

            In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 supersedes Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that costs associated with an exit or disposal plan be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted SFAS 146 on January 1, 2003. The adoption of this standard did not have any impact on the Company's financial position or results of operations.

            In November 2002, the FASB issued Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others" which elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has provided information regarding guarantees in Note 9. The adoption of this standard did not have a significant impact on the financial position or results of operations.

            In November 2002, the Emerging Issues Task Force of the FASB ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. The EITF is effective for revenue arrangements entered into in fiscal years and interim periods beginning after June 15, 2003. The adoption of this consensus by the Company during 2003 did not have a significant impact on the Company's financial position or results of operations.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


2.          SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

            In December 2002, the FASB issued SFAS 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-and amendment of FASB Statement No. 123",("SFAS 148"). SFAS 148 amends SFAS 123, "Accounting for Stock-Based Compensation" to provide alternative methods to account for the transition from the intrinsic value method of recognition of stock-based employee compensation in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" to the fair value recognition provisions under SFAS 123. SFAS 148 provides two additional methods of transition and will no longer permit the SFAS 123 prospective method to be used for fiscal years beginning after December 15, 2003. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the pro-forma effects had the fair value recognition provisions of SFAS 123 been used for all periods presented. The adoption of SFAS 148 did not have a significant impact on the Company's financial position and results of operations.

            In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variables Interest Entities ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB issued FIN No. 46 (Revised) ("FIN 46R") to address certain FIN 46 implementation issues. This interpretation requires that the assets, liabilities, and results of activities of a Variable Interest Entity ("VIE") be consolidated into the financial statements of the enterprise that is the primary beneficiary of the VIE. FIN 46R also requires additional disclosures by primary beneficiaries and other significant variable interest holders. This interpretation is effective no later than the end of the first interim or reporting period ending after March 15, 2004, except for those VIE's that are considered to be special purpose entities, for which the effective date is no later than the end of the first interim or annual reporting period ending after December 15, 2003. The adoption of FIN 46R will not have an impact on the Company's financial position or results of operations.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


2.          SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (CONT'D)

            In April 2003, the FASB issued SFAS 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, and for hedging activities under SFAS 133. Specifically, SFAS 149 requires that contracts with comparable characteristics be accounted for similarly. Additionally, SFAS 149 clarifies the circumstances in which a contract with an initial net investment meets the characteristics of a derivative and when a derivative contains a financing component that requires special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have any impact on the Company's financial position or results of operations.

            In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the Company as of January 1, 2004. For financial instruments created before the issuance date of this Statement and still existing at the beginning of the period of adoption, transition shall be achieved by reporting the cumulative effect of a change in an accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by this Statement. The adoption of this Statement will not have any impact on the Company's financial position or results of operations.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


3.         PROPERTY AND EQUIPMENT

           Property and equipment consists of the following:


                                       Estimated
                                      Useful Life
                                        (Years)        Amount
                                      ----------     -----------

              Computers and equipment      3         $  165,510
              Furniture and fixtures       7             29,732
              Software                     3            237,179
              Website                      3             37,175
                                                     -----------
                                                        469,596

              Less: accumulated  depreciation
               and amortization                         389,276
                                                     ----------
                                                     $   80,320
                                                     ==========


            Depreciation and amortization expense related to property and equipment, including property and equipment acquired under capital leases, was $85,867 for the year ended December 31, 2003. As of December 31, 2003, property and equipment acquired under capital leases had a cost basis of $39,215.

4.          ACCRUED EXPENSES

            Accrued expenses consist of the following:

            Vacation                                 $   14,070
            Commission                                   10,660
            Other                                           500
                                                     ----------
                                                     $   25,230
                                                     ==========

5.          STOCKHOLDERS' DEFICIT

            Preferred stock:

            As of December 31, 2003, the Company has authorized the issuance of up to 5,000,000 shares of preferred stock. Pursuant to the Company's amended articles of incorporation the Board of Directors may determine the preferences, limitations and relative rights of the preferred stock. No preferred stock has been issued.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


5.          STOCKHOLDERS' EQUITY (CONT'D)

            Common stock:

            Holders of common stock are entitled to one vote per share on all matters to be voted on by common stockholders. The holders of common stock are entitled to a proportional distribution of any dividends that may be declared by the board of directors. Common stock has no preemptive, redemption or conversion rights.

            During the year ended December 31, 2003, the Company issued 120,000 shares of common stock to each non-employee member of the board of directors as compensation for their service as a director. The fair value of the shares, in the amount of $30,000, has been recognized as non-cash compensation expense in the statement of operations for the year ended December 31, 2003.

6.          STOCK OPTIONS

            The Company's 1999 Stock Option Plan (the "Plan") provides for the grant of options to purchase up to an aggregate of 15,000,000 shares of common stock to employees, directors and other persons that provide services to the Company.

            The Plan is administered by the Board of Directors. Incentive stock options granted to employees must have an exercise price equal to the fair market value of the underlying shares at the date of grant. The fair market value of the Company's common stock is determined by the Board of Directors. The Board of Directors determines the exercise price of nonqualified options granted to employees and consultants. The term of any option granted under the plan may not exceed ten years. Options vest as determined by the Board. Generally, vested options must be exercised within six months of termination of the option holder's employment or other relationship with the Company. If termination of employment is for cause, the option will expire immediately.

            During 2002 and 2003, the Company granted options to one employee. During the year ended December 31, 2003 the Company recognized non-cash compensation expense of $9,428 for options issued with an exercise price that was less than the fair market value of the Company's common stock at the date of grant.

            The weighted-average fair value at the date of grant for options granted during the year ended December 31, 2003 was $0.16 per share. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of options issued during 2003 was estimated using the following assumptions:

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


6.          STOCK OPTIONS (CONT'D)

            Risk-free interest rate               1.36%
            Expected lives                           7 years
            Expected volatility                      0%
            Expected dividend yield                  0%


            The following table summarizes the Company's stock options as December 31, 2003, as well as changes during the year then ended:

                                                             Weighted-
                                                             Average
                                                             Exercise
                                                Shares        Price
                                              ------------------------

            Options outstanding at
            beginning of year                   188,575      $     .10
            Granted                             188,575      $     .10
            Acquisitions                             --      $      --
            Forfeited                           125,717      $     .10
            Exercised                                --      $      --
                                              ---------      ---------
            Options outstanding at end
            of year                             251,433      $     .10
                                                =======      =========

            Options exercisable at end
            of year                             251,433      $     .10
                                                =======      =========


            At December 31, 2003, the weighted average remaining contractual life of options outstanding was 8.5 years.

            The Company had 14,748,567 options available for grant under the Plan as of December 31, 2003.

7.          LOANS FROM SHAREHOLDERS

            During 2001, the Company entered into loan arrangements with five of its shareholders. The shareholders provided aggregate loans of $460,000. The loans bear interest at rates ranging from 12% to 18% per annum. The loans are payable upon demand. During the years ended December 31, 2002 and 2003 the Company repaid $10,000 and $17,500, respectively, of loan principal. At December 31, 2003 accrued but unpaid interest on the loans amounted to $96,716. During the year ended December 31, 2003 the Company recognized interest expense of $51,806 related to these loans.

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


8.          INCOME TAXES

            The Company's effective tax rate varied from the statutory federal income tax rate as follows:

            Expected tax rate (benefit)                        (34.0)%
            Increase (decrease) in taxes resulting from:
            State and local income tax (benefit), net of
            federal effect                                      (4.0)%
            Change in valuation allowance                        38.0%
                                                               -------
            Effective tax rate                                      -%
                                                               =======


            Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets, liabilities and the valuation allowance at December 31, 2003, are as follows:


                Deferred tax assets:

                Allowance for doubtful accounts            $    3,084

                Credit for increasing research activity
                 carryforwards                                 58,398

                Property and equipment                         19,905

                Federal and state net operating loss
                 carryforwards                                457,663
                                                           ----------
                Net deferred tax asset before valuation
                 allowance                                    539,050
                Valuation allowance                          (539,050)
                                                           ----------
                Net deferred tax asset                     $       --
                                                           ==========


            The Company has provided a valuation allowance of 100% of its net deferred tax asset due to the uncertainty of generating future profits that would allow for the realization of such deferred tax asset. The net increase in the total valuation allowance for the year ended December 31, 2003, was $ 72,589.

            The Company has a net operating loss carryforward for tax purposes of approximately $1,204,00 as of December 31, 2003. This carryforward expires from 2011 to 2023.

            The Internal Revenue Code and Income Tax Regulations contain provisions which limit the use of available net operating loss carryforwards in any given year should significant changes(greater than 50%) in ownership interests occur. See Note (11).

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


8.          INCOME TAXES (CONT'D)

            At December 31, 2003,the Company also has an increasing research credit of $58,398 available for carryforward through 2023. The availability of this credit is also subject to limitations in the event of a greater than 50% change in ownership.

9.          COMMITMENTS

            Defined Contribution Plan:

            The Company has a defined contribution 401(k) plan in which all employees over the age of 21 can participate. The employees may contribute up to 15% of their compensation not to exceed, in any given year, a limitation set by Internal Revenue Service Regulations. The Company does not contribute to the defined contribution 401(k) plan.

            Obligations under operating leases:

            The Company has a non-cancelable operating lease commitment for office space expiring in July 2005. The lease is with a related party and rent expense under the leases was $46,134 for the year ended December 31, 2003. The lease contains escalation clauses for operating expenses.

            As of December 31, 2003, minimum future rental payments due under the non-cancelable operating lease are as follows:

                     2004                    $  45,536
                     2005                       27,006
                                            ----------
                                             $  72,542
                                            ==========

            Obligations under capital leases:

            The Company has a non-cancelable capital lease for computer equipment. As of December 31, 2003, minimum future lease payments under the non-cancelable capital lease were as follows:

            2004                                                 $   3,119
                                                                 ---------
                                                                     3,119
            Amount representing interest                                63
                                                                 ---------
            Present value of future minimum lease payments       $   3,056
                                                                 =========

ELECTRONIC COMMERCE SYSTEMS, INC.
Notes to financial statements


9.          COMMITMENTS (CONT'D)

            Guarantees and Indemnifications:

            As part of its standard license agreements, the Company agrees to indemnify its customers against liability if the Company's products infringe a third party's intellectual property rights. Historically, the Company has not incurred any significant costs related to performance under these indemnities. As of December 31, 2003, the Company was not subject to any litigation alleging that the Company's products infringe the intellectual property rights of any third parties.

10.         CONCENTRATION OF CREDIT RISK

            Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and accounts receivable. The Company places its cash with institutions of high credit-quality. All account receivable are unsecured. The Company believes that any credit risk associated with receivables is minimal due to the number and credit worthiness of its customers. Receivables are stated at estimated net realizable value, which approximates fair value. All of the Company's revenues are generated from customers located in North America.


            For the year ended December 31, 2003, no single customer accounted for more than 10% of revenue, and no single customer accounted for more than 10% of accounts receivable at December 31, 2003.

11.         SUBSEQUENT EVENTS

            On June 22, 2004, the Company was acquired by Internet Commerce Corporation ("ICC"). In accordance with the terms of the Agreement and Plan of Merger, dated May 25, 2004, ICC Acquisition Corporation, Inc., a wholly-owned subsidiary of ICC, merged with and into the Company and the Company became a wholly-owned subsidiary of ICC. ICC issued a total of 1,941,409 shares of its class A common stock in connection with the acquisition, of which 345,183 shares were issued in exchange for the Company's outstanding shareholder loans and in payment of the Company's legal fees.